Exhibit 99.1

           STRATEX NETWORKS ANNOUNCES Q4 AND FY 2006 FINANCIAL RESULTS

      Achieves Continued Growth in Revenue, Gross Margins and Profitability

SAN JOSE, CALIF., MAY 18, 2006 - Stratex Networks, Inc. (Nasdaq: STXN), a leading provider of wireless transmission solutions, today reported financial results for the fourth quarter and full-year of fiscal 2006, ended March 31, 2006.

     Revenues in the fourth quarter of fiscal 2006 were $64.0 million, compared with $55.5 million in the prior quarter and $41.1 million in the year ago period. Net income in the fourth quarter of fiscal 2006 was $3.3 million, resulting in earnings of $0.03 per diluted share. This compares with earnings of $813,000 or earnings of $0.01 per diluted share in the prior quarter, and a loss of $13.3 million, or a loss of $0.14 per share in the year ago period.

     On a non-GAAP basis, Stratex Networks reported net income of $3.4 million in the fourth fiscal quarter, or earnings of $0.03 per diluted share. This compares with non-GAAP net income of $1.1 million in the third fiscal quarter, or earnings of $0.01 per diluted share. Non-GAAP net income excludes total non-cash compensation related to the vesting of restricted stock of $60,000 and $303,000 for the fourth quarter and third quarter respectively. A full reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is provided in the accompanying financial tables.

     Stratex Networks received $65 million in new orders during the fourth quarter of fiscal 2006. This includes approximately $51 million of orders for the Eclipse(TM) product line. The backlog for all product lines totaled $86 million as of March 31, 2006. The company includes orders expected to ship within 12 months in its backlog.

     "We're delighted with the progress that Stratex made in both the fourth fiscal quarter and the full year. In addition to significant improvements in financial results, we believe that Stratex Networks is now better positioned to serve our customers and investors with continuing innovations in our products, services, and our business model," said Chuck Kissner, chairman and chief executive officer of Stratex Networks, Inc. "We announced yesterday our latest significant innovation, the E300sp, a radio product that again dramatically raises the value of Eclipse for lower capacity systems. In February, we announced a similar innovation for high capacity systems."

FISCAL 2006 RESULTS

     For fiscal year 2006, Stratex Networks reported net sales of $230.9 million compared with $180.3 million reported for the previous year, an increase of 28 percent. Net loss for fiscal year 2006 was $2.3 million, or a loss per share of $0.02, compared with a loss of $45.9 million, or a loss per share of $0.51 in 2005.

     On a non-GAAP basis, net loss for fiscal year 2006 was $0.8 million, or a loss per share of $0.01. Non-GAAP results exclude non-cash charges totaling $1.5 million relating to the company's restricted stock plan. This compares to a non-GAAP net loss of $36.2 million, or a loss per share of $0.40 in fiscal 2005, which excludes charges totaling $9.7 million associated with severance, the write off of certain inventories and fixed assets, accruals related to vacated facilities and restructuring charges.

FISCAL 2006 HIGHLIGHTS

     "Our major tasks in fiscal 2006 were to expand the influence of the innovative Eclipse product platform, expand our channels to market and, most significantly, achieve profitability. Given our improving financial metrics and the broad customer acceptance of our Eclipse platform, we believe that we have largely accomplished these strategic goals," said Kissner.

Eclipse Technology Expansion:
     o Introduced next-generation Eclipse technology utilizing a simplified radio design that enables reduced costs, high-volume production, wider commercial distribution and more rapid time to market.
     o    Introduced new Eclipse products every quarter, as promised.
     o    Continued to expand the software content of our offerings.
     o Successfully transitioned the majority of customers to Eclipse products.

Market Expansion:
     o Achieved approximately 50% growth in the Ethernet transmission market, as more customers recognized the growing need for wireless data transmission and the ease of using Eclipse to achieve a competitive edge.
     o Introduced an innovative licensing model and signed a four-year agreement with Alcatel, enabling a broad range of Eclipse wireless transmission solutions to be sold under the Alcatel brand, with the goal of achieving wider distribution of Eclipse technology.

Corporate Achievements:
     o Increased gross margins from 23% at the beginning of FY06 to 30.7% by end of FY06.
     o    Improved the supply chain, increasing unit counts by approximately
          80%.
     o Amended an agreement with Silicon Valley Bank to expand the credit limit to $50 million and to extend the company's credit facility until the end of fiscal 2008.

OUTLOOK AND GUIDANCE

     The following forecasts are based on current expectations. These statements are forward-looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to the company's reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks.

     "Continued strong demand for a wide variety of Eclipse products, as well as continued improvements in gross margins as we ramp up new-generation Eclipse products that were introduced in January are contributing to our revenue strength and continued margin improvement," said Kissner.

      First Quarter Fiscal Year 2007 (ending June 30, 2006)
     o    Revenue is expected to range between $62 million and $66 million,
     o    Earnings per share are expected to be in the range of $0.02 to $0.04.

CONFERENCE CALL

Stratex Networks' management will hold a conference call to discuss the company's financial results today, at 5:00 p.m. Eastern Time. Those wishing to join should dial 303-262-2211 (pass code: Stratex Networks) at approximately 4:50 p.m. A replay of the call will be available starting one hour after the completion of the call until May 25, 2006. To access the replay, dial 303-590-3000 (pass code: 11059270 #). A live and an archived webcast of the conference call will also be available via the company's Web site at www.stratexnet.com

UPCOMING CONFERENCES

Stratex Networks' management will be presenting at the CIBC Wireless Technology One-on-One Conference in New York August 3, 2006.

ABOUT STRATEX NETWORKS

With headquarters in San Jose, California, Stratex Networks, Inc. is one of the world's leading providers of high-speed wireless transmission solutions. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers' needs in wireless high-capacity transmission technology. Additional information is available at www.stratexnet.com .

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles "GAAP," Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

SAFE HARBOR STATEMENT

This press release contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company's expectations regarding the continued rollout and use of the Eclipse technology to further expand market coverage, continued expansion of profit margins and the Company's revenue and earnings per share expectations for the First Fiscal Quarter ending June 30, 2006. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of significant risks and uncertainties including:

     o Suppliers inability to perform and timely deliver as a result of their financial condition, component shortages or other supply chain constraints;
     o    Continued market expansion through strategic alliances;
     o    Continued timely rollout of Eclipse functionality and features;
     o Increased competition resulting in downward pressures on the price of the Company's products and services;
     o Unexpected delays in the schedule for shipments of Eclipse and new generations of the Eclipse platform;
     o Failure to realize expected cost improvement throughout the Company's supply chain; and
     o Order cancellations or postponements in product deliveries resulting in delayed revenue recognition.

In addition, orders and backlog are not necessarily indicative of revenue in any future period. Because the Company's business is heavily concentrated in foreign markets, there is a significant risk of adverse currency fluctuations and unforeseen governmental action including but not limited to the denial of export and/or import licenses. For a further discussion of these and other factors that impact the Company's business in general, see the information provided under the heading "Factors That May Affect Future Financial Results" in the Company's Annual Report on Form 10-K for the period ended March 31, 2005 and subsequent quarterly filings, on file with the Securities and Exchange Commission.

CONTACT:
Mary McGowan
Summit IR Group Inc.
(408) 404-5401
mary@summitirgroup.com

                           - Financial Tables Follow -

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                              MARCH 31,    MARCH 31,
                                                2006         2005
                                             ----------   ----------
ASSETS

Cash and short-term investments              $   57,686   $   48,691
Accounts receivable, net                         42,003       35,084
Inventories                                      43,867       36,780
Other current assets                             12,620       10,572
                                             ----------   ----------
     Total current assets                       156,176      131,127
Property & equipment, net                        24,049       28,228
Other assets                                        605        1,276
                                             ----------   ----------
     Total assets                            $  180,830   $  160,631
                                             ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                 38,725   $   34,472
Short-term debt                                  11,250        6,250
Other current liabilities                        31,136       27,701
                                             ----------   ----------
     Total current liabilities                   81,111       68,423
Long-term debt                                   22,291       13,542
Other long-term liabilities                      15,085       18,643
                                             ----------   ----------
     Total liabilities                          118,487      100,608
                                             ----------   ----------
Stockholders' equity                             62,343       60,023
                                             ----------   ----------
Total liabilities and stockholders' equity   $  180,830   $  160,631
                                             ==========   ==========

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                             THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                   MARCH 31,                MARCH 31,
                                           -----------------------   -----------------------
                                              2006         2005         2006         2005
                                           ----------   ----------   ----------   ----------
Net sales                                  $   63,951   $   41,128   $  230,892   $  180,302
Cost of sales                                  44,337       37,663      167,303      151,398
Inventory valuation charges                         -            -            -        2,581
                                           ----------   ----------   ----------   ----------
Gross profit                                   19,614        3,465       63,589       26,323
Operating expenses:
    Research and development                    3,683        3,746       14,475       16,661
    Selling, general and administrative        11,888       12,551       46,792       44,379
    Amortization of intangible assets               -            -            -        1,581
    Restructuring charges                           -            -            -        7,423
                                           ----------   ----------   ----------   ----------
Total operating expenses                       15,571       16,297       61,267       70,044
                                           ----------   ----------   ----------   ----------
Operating income (loss)                         4,043      (12,832)       2,322      (43,721)
    Other income (expense)                       (541)        (436)      (3,043)      (1,770)
                                           ----------   ----------   ----------   ----------
Income (loss) before income taxes               3,502      (13,268)        (721)     (45,491)
    Provision (benefit) for income taxes          185          (17)       1,576          455
                                           ----------   ----------   ----------   ----------
Net income (loss)                          $    3,317   $  (13,251)  $   (2,297)  $  (45,946)
                                           ==========   ==========   ==========   ==========
NET INCOME (LOSS) PER COMMON SHARE:
Basic                                      $     0.03   $    (0.14)  $    (0.02)  $    (0.51)
Diluted                                    $     0.03   $    (0.14)  $    (0.02)  $    (0.51)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                          96,441       94,823       95,600       89,634
Diluted                                       100,407       94,823       95,600       89,634

       UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                         THREE MONTHS ENDED                           THREE MONTHS ENDED
                                                           MARCH 31, 2006                               MARCH 31, 2005
                                           ------------------------------------------   ------------------------------------------
                                                GAAP                                         GAAP
                                            (As Reported)    Adjustments    Non-GAAP     (As Reported)    Adjustments    Non-GAAP
                                           --------------   ------------   ----------   --------------   ------------   ----------
Net sales                                  $       63,951              -   $   63,951   $       41,128              -   $   41,128
Cost of sales                                      44,337   $         (8)      44,329           37,663              -       37,663
                                           --------------   ------------   ----------   --------------   ------------   ----------
Gross profit                                       19,614              8       19,622            3,465              -        3,465
                                           --------------   ------------   ----------   --------------   ------------   ----------
Operating expenses:
    Research and development                        3,683             (8)       3,675            3,746              -        3,746
    Selling, general and administrative            11,888            (44)      11,844           12,551              -       12,551
                                           --------------   ------------   ----------   --------------   ------------   ----------
Total operating expenses                           15,571            (52)      15,519           16,297              -       16,297
                                           --------------   ------------   ----------   --------------   ------------   ----------
Operating income (loss)                             4,043             60        4,103          (12,832)             -      (13,832)
    Other income (expense)                           (541)             -         (541)            (436)             -         (436)
                                           --------------   ------------   ----------   --------------   ------------   ----------
Income (loss) before income taxes                   3,502             60        3,562          (12,268)             -      (12,268)
    Provision (benefit) for income taxes              185              -          185              (17)             -          (17)
                                           --------------   ------------   ----------   --------------   ------------   ----------
Net income (loss)                          $        3,317   $         60   $    3,377   $      (13,251)             -   $  (13,251)
                                           ==============   ============   ==========   ==============   ============   ==========
NET INCOME (LOSS) PER COMMON SHARE:
Basic                                      $         0.03                  $     0.04   $        (0.14)                 $    (0.14)
Diluted                                    $         0.03                  $     0.03   $        (0.14)                 $    (0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                              96,441                      96,441           94,823                      94,823
Diluted                                           100,407                     100,407           94,823                      94,823

The above non-GAAP adjustment totaling $60,000 for the three months ended March 31, 2006 reflects the non-cash charge related to the company's restricted stock plan.

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles "GAAP," Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

       UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                         TWELVE MONTHS ENDED                          TWELVE MONTHS ENDED
                                                            MARCH 31, 2006                              MARCH 31, 2005
                                           ------------------------------------------   -----------------------------------------
                                                GAAP                                         GAAP
                                            (As Reported)    Adjustments    Non-GAAP     (As Reported)    Adjustments    Non-GAAP
                                           --------------   ------------   ----------   --------------   ------------   ----------
Net sales                                  $      230,892                  $  230,892   $      180,302              -   $  180,302
Cost of sales                                     167,303   $       (264)     167,039          151,398              -      151,398
Inventory valuation charges                             -                           -            2,581   $     (2,581)           -
                                           --------------   ------------   ----------   --------------   ------------   ----------
Gross profit                                       63,589            264       63,853           26,323          2,581       28,904
Operating expenses:
   Research and development                        14,475           (131)      14,344           16,661                      16,661
    Selling, general and administrative            46,792         (1,121)      45,671           44,379            276       44,655
Amortization of intangible assets                       -                           -            1,581              -        1,581
    Restructuring charges                               -                           -            7,423         (7,423)           -
                                           --------------   ------------   ----------   --------------   ------------   ----------
Total operating expenses                           61,267         (1,252)      60,015           70,044         (7,147)      62,897
                                           --------------   ------------   ----------   --------------   ------------   ----------
Operating income (loss)                             2,322          1,516        3,838          (43,721)         9,728      (33,993)
    Other income (expense)                         (3,043)             -       (3,043)          (1,770)                     (1,770)
                                           --------------   ------------   ----------   --------------   ------------   ----------
Income (loss) before income taxes                    (721)         1,516          795          (45,491)         9,728      (35,763)
    Provision for income taxes                      1,576              -        1,576              455              -          455
                                           --------------   ------------   ----------   --------------   ------------   ----------
Net loss                                   $       (2,297)  $      1,516   $     (781)  $      (45,946)  $      9,728   $  (36,218)
                                           ==============   ============   ==========   ==============   ============   ==========
NET INCOME (LOSS) PER COMMON SHARE:
Basic                                      $        (0.02)                 $    (0.01)  $        (0.51)                 $    (0.40)
Diluted                                    $        (0.02)                 $    (0.01)  $        (0.51)                 $    (0.40)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                              95,600                      95,600           89,634                      89,634
Diluted                                            95,600                      95,600           89,634                      89,634

The above non-GAAP adjustment totaling $1.5 million for the twelve months ended March 31, 2006 reflects the non-cash charge related to the company's restricted stock plan. The above non-GAAP amounts for the twelve months ended March 31, 2005 have been adjusted to eliminate restructuring charges for severance, write-off of certain inventory and fixed assets, accruals related to vacated facilities and related charges.

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles "GAAP," Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.